EXHIBIT 10.3

AMENDMENT AGREEMENT NO. 2

TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMENDMENT AGREEMENT NO. 2, dated as of April 9, 2010 (this “Agreement”) to the Amended and Restated Revolving Credit Agreement, dated as of May 29, 2009, as amended as of November 9, 2009 (as so amended, the “Credit Agreement”), among The PMI Group, Inc., a Delaware corporation (the “Borrower”), the lenders referred to therein (the “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, together with any successor in such capacity, the “Administrative Agent”).

INTRODUCTORY STATEMENTS

All capitalized terms not otherwise defined in this Agreement are used herein as defined in the Credit Agreement.

The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as hereinafter set forth.

Subject to the terms and conditions hereof, the Lenders signatory to this Agreement are willing to agree to such amendments, but only upon the terms and conditions set forth herein.

In consideration of the mutual agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Modifications of the Credit Agreement.

(A) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:

““Convertible Debt” means debt securities issued by the Borrower that are convertible into, in whole or in part, shares of Capital Stock of the Borrower, and shall include, without limitation, debt securities that contain terms permitting the Borrower to elect to settle conversions entirely in cash and/or by net share settlement in lieu of delivery of shares of Capital Stock in satisfaction of the Borrower’s obligations upon conversion of such debt.”

““Second Amendment to Restated Agreement” means Amendment Agreement No. 2, dated as of April 9, 2010, to this Agreement.”

““Second Amendment to Restated Agreement Effective Date” has the meaning specified in Section 3 of the Second Amendment to Restated Agreement.”

(B) The definition of “First Amendment to Restated Agreement” that appears in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“First Amendment to Restated Agreement” means the Amendment Agreement No. 1, dated as of November 9, 2009, to this Agreement and to the Bank Facility Pledge Agreement.

(C) The definition of “Indebtedness” that appears in Section 1.01 of the Credit Agreement is hereby amended by adding the following parenthetical immediately after the word “instruments” in clause (a) of such definition:

“(including Convertible Debt)”

(D) The definition of “Net Debt Proceeds” that appears in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Net Debt Proceeds” means, with respect to any incurrence, sale or issuance after the Amendment No. 1 Effective Date by the Borrower or any of its Subsidiaries (excluding any Insurance Subsidiary) of any Indebtedness (other than any TARP Interests) of the type described in clause (a) of the definition of Indebtedness, (x) the gross cash proceeds actually received by the Borrower or such Subsidiary from such incurrence, sale or issuance, minus (y) all reasonable and customary commissions, fees, costs and other expenses actually incurred in connection with such incurrence, sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith minus (z) to the extent such amounts are included in clause (x) above with duplication, the amount of such proceeds received by the Borrower from a Subsidiary, or received by a Subsidiary from another Subsidiary or the Borrower. Notwithstanding the foregoing, amounts received with respect to any incurrence, sale or issuance by the Borrower of any Indebtedness to any Subsidiary or by any Subsidiary of any Indebtedness to another Subsidiary or to the Borrower shall not be considered “Net Debt Proceeds” under this Agreement.

(E) The definition of “Net Equity Proceeds” that appears in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Net Equity Proceeds” means, with respect to any sale or issuance after the Amendment No. 1 Effective Date by the Borrower or any of its Subsidiaries (excluding any Insurance Subsidiary) to any Person of any of its Capital Stock or the exercise by any Person of any warrants or options in respect of Capital Stock of the Borrower or any of its Subsidiaries (excluding any Insurance Subsidiaries), (x) the gross cash proceeds received by the Borrower or such Subsidiary from such sale, exercise or issuance, minus (y) all reasonable and customary commissions, fees, costs and other expenses actually incurred in connection with such sale, exercise or issuance which have not been paid to Affiliates of the Borrower in connection therewith minus (z) to the extent such amounts are included in clause (x) above with duplication, the amount of such proceeds received by the Borrower from a Subsidiary, or received by a Subsidiary from another Subsidiary or the Borrower; provided, however, that the proceeds of the following shall be excluded from this definition: (i) options and equity grants made pursuant to the Borrower’s Employee Stock Purchase Plan and any other comparable employee benefit plan, (ii) options and equity grants made to employees, officers and directors, (iii) TARP Interests and (iv) any Capital Stock of the Borrower or any of its Subsidiaries issued in exchange for the cancellation of debt of the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, amounts received with respect to any sale or issuance of any Capital Stock (or the exercise by the Borrower or any Subsidiary, as applicable, of any warrants or options in respect of such Capital Stock) by the Borrower to any Subsidiary or by any Subsidiary to another Subsidiary or to the Borrower shall not be considered “Net Equity Proceeds” under this Agreement.

(F) The definition of “Restricted Payment” that appears in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition:

“For purposes of this Agreement, (i) payments of interest on, or principal of, Convertible Debt, (ii) redemptions of Convertible Debt and (iii) full or partial cash settlements of any conversions of Convertible Debt shall not be considered Restricted Payments; provided, that a redemption or settlement described in clause (ii) or (iii) above shall be considered a Restricted Payment if, at the time of and after giving effect to such redemption or full or partial cash settlement, an Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing.”

(G) The definition of “Swap Contract” that appears in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition:

“For purposes of this Agreement, Convertible Debt shall not be considered Swap Contracts.”

(H) Section 7.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Adjusted Consolidated Net Worth. Permit Adjusted Consolidated Net Worth to be less than $500 million at any time that the Principal Debt exceeds $50 million.”

(I) Schedule 2 to Exhibit C to the Credit Agreement is amended and restated in its entirety as set forth in Annex A hereto.

SECTION 2. Representations and Warranties. The Borrower represents and warrants, as of the date hereof and as of the Second Amendment to Restated Agreement Effective Date, to the Administrative Agent, the L/C Issuer and the Lenders that:

(A) the execution, delivery and performance by the Borrower of this Agreement and the Credit Agreement as modified by this Agreement (i) have been duly authorized by all requisite corporate action on the part of the Borrower; and (ii) will not violate (x) any provision of any statute, rule or regulation, or any Organizational Document of the Borrower, (y) any applicable order of any court or any rule, regulation or order of any other agency of government, or (z) any indenture, agreement or other instrument to which Borrower is a party or by which the Borrower or any of its property is bound, or be in conflict with, result in a breach of, constitute (with notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, or other instrument;

(B) upon the occurrence of the Second Amendment to Restated Agreement Effective Date, this Agreement will constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(C) no Default or Event of Default has occurred and is continuing under the Credit Agreement prior to giving effect to this Agreement;

(D) after giving effect to this Agreement, all representations and warranties set forth in the Credit Agreement (except for the representation and warranty set forth in Section 5.13 of the Credit Agreement to the extent disclosed in Annex B hereto) and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, unless such representation is as of a specific date, in which case, as of such date; and

(E) the Borrower has obtained all consents and waivers from any Persons necessary for the execution, delivery and performance of this Agreement and any other document or transaction contemplated hereby.

SECTION 3. Effective Date. This Agreement shall not become effective until the date on which all of the following conditions precedent shall have been satisfied, or waived in writing (such date being referred to herein as the “Second Amendment to Restated Agreement Effective Date”):

(A) The Administrative Agent shall have received fully executed counterparts of this Agreement executed by (i) the Borrower, (ii) the Administrative Agent and (iii) the Required Lenders.

(B) All reasonable and documented fees and other charges presently due and payable to the Administrative Agent or any Lender pursuant to any Loan Document shall have been paid by the Borrower.

(C) All reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and each Lender in connection with the Credit Agreement, this Agreement, any other Loan Document or the transactions contemplated by any of the foregoing (including, without limitation, the reasonable fees and disbursements of Kaye Scholer LLP and any other counsel to the Administrative Agent or any Lender) shall have been paid by the Borrower to the extent that the Borrower has received documentation of such expenses by 9:00 a.m. (California time) at least one Business Day prior to the Second Amendment to Restated Agreement Effective Date.

(D) All representations and warranties contained in Section 2 of this Agreement shall be true.

SECTION 4. CONFIRMATION AND ACKNOWLEDGEMENT OF THE OBLIGATIONS; RELEASE. THE BORROWER HEREBY (A) CONFIRMS AND ACKNOWLEDGES TO THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS FOR THE PAYMENT OF ALL OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT) WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER AND (B) REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS (IN EACH CASE AS MODIFIED HEREBY). THE BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS AND ALL OF THE AFFILIATES OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS, AND ALL OF THE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS AND SUCH AFFILIATES, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION (KNOWN AND UNKNOWN) ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS AND ANY DOCUMENTS, AGREEMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS, IN EACH CASE TO THE EXTENT ARISING (X) ON OR PRIOR TO THE SECOND AMENDMENT TO RESTATED AGREEMENT EFFECTIVE DATE OR (Y) OUT OF, OR RELATING TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE SECOND AMENDMENT TO RESTATED AGREEMENT EFFECTIVE DATE.

SECTION 5. Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent and each Lender in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, (i) the reasonable fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent and (ii) the reasonable fees and disbursements of any other counsel to the Administrative Agent or any Lender.

SECTION 6. Limited Modification; Ratification of Credit Agreement.

(A) Except to the extent hereby expressly modified, the Credit Agreement remains in full force and effect and is hereby ratified and confirmed.

(B) This Agreement shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent, the L/C Issuer or the Lenders or (ii) to prejudice any right or rights which the Administrative Agent, the L/C Issuer or the Lenders may now have or have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to in a Loan Document. The Administrative Agent, L/C Issuer and the Lenders hereby expressly reserve all of the Administrative Agent’s, the L/C Issuer’s or the Lenders’ (as applicable) respective rights and remedies under the Credit Agreement and each of the other Loan Documents, as well as under applicable law. No failure to exercise, delay in exercising or any singular or partial exercise, by the Administrative Agent, the L/C Issuer or any of the Lenders of any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof or in the case of a singular or partial exercise of a right, power or remedy, preclude any other or further exercise thereof of any other right, power or remedy, nor shall any of the Loan Documents be construed as a standstill or a forbearance by any of the Administrative Agent, the L/C Issuer or the Lenders of their rights and remedies thereunder. All remedies of the Administrative Agent, the L/C Issuer or the Lenders are cumulative and are not exclusive of any other remedies under any other Loan Document or provided by applicable law. Except to the extent hereby modified, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Agreement are hereby ratified and confirmed. As used in the Credit Agreement, the terms “Credit Agreement,” “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof,” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Agreement. Reference to the terms “Agreement” or “Credit Agreement” appearing in the Exhibits or Schedules to the Credit Agreement or in the other Loan Documents shall, unless the context otherwise requires, mean the Credit Agreement, as modified by this Agreement. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for, or against, any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

SECTION 7. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. The Administrative Agent shall promptly notify the Borrower of the occurrence of the Second Amendment to Restated Agreement Effective Date.

SECTION 8. Loan Document. This Agreement is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 9. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

SECTION 11. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 12. Headings. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.

BORROWER:

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.
Name:	Donald P. Lofe, Jr.
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, Lender and L/C Issuer

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Senior Vice President

CITIBANK, N.A.

By:	/s/ John S. Dowd
Name:	John S. Dowd
Title:	Managing Director

SUN TRUST BANK, N.A.

By:	/s/ Katherine Bass
Name:	Katherine Bass
Title:	First Vice President

WELLS FARGO BANK, NA, SUCCESSOR-BY-MERGER TO WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Thomas
Name:	Michael Thomas
Title:	Vice President

GOLDMAN SACHS LENDING PARTNERS, LLC

By:	/s/ Barbara Fabbri
Name:	Barbara Fabbri
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.

By:	/s/ Michael Murray
Name:	Michael Murray
Title:	Executive Director

THE BANK OF NEW YORK MELLON

By:	/s/ Philip Falivene
Name:	Philip Falivene
Title:	Managing Director

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